Exhibit 23.1

PricewaterhouseCoopers LLP

New York, NY

August 2, 2006

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56429) pertaining to the Federated Investors, Inc. Employee Stock Purchase Plan and the Registration Statements (Form S-8 Nos. 333-62471 and 333-136081) pertaining to the Federated Investors, Inc. 2000 Stock Incentive Plan of our report dated May 12, 2006, relating to the financial statements of MDTA LLC, which report is included in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

August 2, 2006